UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SANTA LUCIA BANCORP
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANTA LUCIA BANCORP

7480 El Camino Real
Atascadero, California  93422

NOTICE OF 2009 ANNUAL MEETING

OF SHAREHOLDERS AND PROXY STATEMENT

MEETING DATE: April 15, 2009

[SANTA LUCIA BANCORP LETTERHEAD)

March 20, 2009

Dear Shareholder:

We are pleased to invite you to the Annual Meeting of Shareholders to be held on Wednesday, April 15, 2009, at 5:30 p.m., at The Carlton Hotel at 6005 El Camino Real, Atascadero, California.  As we have done in the past, in addition to considering the matters described in the Proxy Statement, we will review major developments since our last Shareholders’ Meeting.

We hope that you will attend the Meeting in person; however, we strongly encourage you to designate the proxies named on the enclosed Proxy Card to vote your shares.  This will ensure that your common stock is represented at the Meeting.

We look forward to your participation.

By Order of the Board of Directors,

James M. Cowan

Secretary

SANTA LUCIA BANCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Santa Lucia Bancorp:

NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders of Santa Lucia Bancorp (“Company”) will be held as follows:

Date:

Wednesday, April 15, 2009

Time:	5:30 p.m.
Place:	The Carlton Hotel
6005 El Camino Real
Atascadero, California

Matters to be voted on:

•                  Election of Directors.  To consider and provide a non-binding vote upon a proposal to elect nine (9) persons to the Board of Directors of the Company to serve until their successors have been elected and have qualified. The Board of Directors has nominated the following persons for election:

Khatchik H. Achadjian	Stanley R. Cherry
Jerry W. DeCou III	Douglas C. Filipponi
John C. Hansen	Jean Hawkins
Paul G. Moerman	Larry H. Putnam
D. Jack Stinchfield

•                  Executive Compensation.  To consider and provide a non-binding vote upon a proposal to approve the compensation of executives, as disclosed in the proxy statement dated March 20, 2009

•                  Any other matters that may properly be brought before the meeting by order of the Board of Directors

Only those shareholders of record at the close of business on March 2, 2009, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

The Bylaws of the Company provide for the nomination of directors in accordance with the following procedures:

“Article III, Section 3.  Nomination of Directors. Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the President of the Company by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) seven (7) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Company owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the Chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee.”

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING AND YOU WISH TO CHANGE YOUR VOTE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THAT TIME. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO WE CAN PROVIDE ADEQUATE ACCOMMODATIONS.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 15, 2009:

•                 The proxy statement for the 2009 Annual Meeting of Shareholders, Proxy Card, and 2008 Annual Report are available at http://edocumentview.com/SLBA

James M. Cowan

Secretary

March 20, 2009

Please vote promptly.

SANTA LUCIA Bancorp

7480 El Camino Real

Atascadero, California  93422

PROXY STATEMENT

Your vote is very important.  For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the proxies named on the enclosed proxy card.  This proxy statement is being sent to you in connection with this request and has been prepared for the Board by our management.  “We,” or “our,” refer to Santa Lucia Bancorp.  Santa Lucia Bancorp and its wholly owned subsidiary Santa Lucia Bank are collectively referred to herein as the “Company”.  The proxy statement is being sent to our shareholders on or about March 20, 2009.

GENERAL INFORMATION ABOUT THE MEETING

The Meeting.  Our 2009 annual meeting (the “Meeting”) will be held on April 15, 2009, at 5:30 p.m., at the Carlton Hotel, which is located at 6005 El Camino Real, Atascadero, California.

Who Can Vote.  You are entitled to vote your Company common stock if our records showed that you held your shares as of March 2, 2009.  At the close of business on that date, a total of 1,923,053 shares of common stock were outstanding and entitled to vote.  Each share of Company common stock has one vote.  The enclosed proxy card shows the number of shares that you are entitled to vote.

Voting Your Proxy.  If your common stock is held by a broker, bank, or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

If you hold your shares in your own name as a holder of record, you may instruct the proxies how to vote your common stock by signing, dating, and mailing the proxy card in the postage paid envelope that we have provided to you.  Of course, you can always come to the Meeting and vote your shares in person.  The proxies will vote your shares in accordance with any specific instructions you indicate on your proxy card.  If you sign and return a proxy card without giving specific voting instructions, your shares will be voted “for” the election of directors named in this proxy statement and for the approval of the compensation of our executive officers as disclosed herein.

Matters to be Presented.  We are not now aware of any matters to be presented other than the election of directors and a non-binding vote on approval of executive compensation as described in this proxy statement.  If any matters not described in the proxy statement are properly presented at the Meeting, the proxies will use their own judgment to determine how to vote your shares.  If the Meeting is adjourned, the proxies can vote your common stock on the new meeting date as well, unless you have revoked your proxy instructions.

Revoking your Proxy.  To revoke your proxy instructions if you are a holder of record, you must advise the Secretary of the Company in writing before the proxies vote your common stock at the Meeting, deliver later proxy instructions, or attend the Meeting and vote your shares in person.  Unless you decide to attend the Meeting and vote your shares in person after you have submitted voting instructions to the proxies, you must revoke or amend your prior instructions in writing by notifying the Company’s secretary or by submitting a later dated proxy.  This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

How Votes are Counted.  The Meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the Meeting.  If you have returned valid proxy instructions or attend the Meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Meeting.  If you hold your common stock through a nominee, generally the nominee may vote the common stock that it holds for you only in accordance with your instructions.  Brokers who are members of the National Association of Securities Dealers, Inc. may not vote shares held by them in nominee’s name unless they are permitted to do so under applicable rules.  Under New York Stock Exchange rules, a member broker that has transmitted proxy soliciting materials to a beneficial owner may vote on matters that the Exchange has determined to be routine if the beneficial owner has not provided the broker with voting instructions within 10 days of the meeting.  If a nominee cannot vote on a particular matter because it is not routine, there is a “broker non-vote” on that matter.  Broker non-votes count for quorum purposes, but we do not count either abstentions or broker non-votes as votes for or against any proposal.

Cumulative Voting.  Each shareholder of record is entitled to one vote for each share held on all matters to come before the Meeting, except that the shareholders may have cumulative voting rights with respect to the election of directors. Pursuant to California law, no shareholder can cumulate votes unless the name(s) of the candidate(s) for which such votes are to be cast has been placed in nomination prior to the voting and, also prior to the voting at the Meeting, a shareholder has given notice of the shareholder’s intention to cumulate the shareholder’s votes at such Meeting. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Management does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given in proper form at the Meeting, in which instance management intends to cumulatively vote all of the proxies held by it in favor of the nominees for office as set forth herein or for such of said nominees as it may determine is required in the case of cumulative voting. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement.

If cumulative voting shall be utilized, each shareholder may give one candidate a number of votes equal to the number of directors to be elected, nine (9), multiplied by the number of votes to which the shareholder’s shares are entitled, or may distribute the same number of votes among as many candidates as the shareholder desires. The nine candidates receiving the highest number of votes are elected.

Cost of this Proxy Solicitation.  We will pay the cost of this proxy solicitation.  In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally and by telephone.  None of these employees will receive any additional or special compensation for doing this.   We will, on request, reimburse brokers, banks, and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Attending the Meeting.  If you are a holder of record and plan to attend the Meeting, please indicate this when you vote.  If you are a beneficial owner of common stock held by a broker, bank or other nominee, you will need proof of ownership to be admitted to the Meeting.  A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.  If you want to vote your common stock held in nominee name in person, you must get a written proxy in your name from the broker, bank, or other nominee that holds your shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws and implementing resolutions provide for a range of from seven (7) to thirteen (13) directors.  The current size of the Board has been set at nine (9) directors.  Management has nominated the nine (9) current directors to serve as the Company’s directors.  Each director who is elected at the Meeting will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified.

Vote Required.  Directors must be elected by a plurality of the votes cast at the meeting.  This means that the nominees receiving the greatest number of votes will be elected.  Votes withheld for any nominee will not be counted. A majority of the votes cast at the meeting will be required to approve the compensation of our executives.

Substitute Nominees.  Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxies would vote your common stock to approve the election of any substitute nominee proposed by the Board of Directors.  We may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

The following table sets forth certain information as of the Record Date, March 2, 2009, with respect to those persons nominated by the Board of Directors for election as directors. The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company. There are no arrangements or understandings by which any of the directors of the Company were selected. There is no family relationship between any of the directors or executive officers.

Name	Age	Position/Background

Khatchik H. Achadjian	57	Director of the Company/Bank since 1996. County Supervisor of San Luis Obispo and owner of several service stations

Stanley R. Cherry	65	President and Chief Executive Officer of the Company/Bank from 1985 to 2003. Director of the Company/Bank since 1985. Retired.

Jerry W. DeCou III	77	Director and Chairman of the Board of the Company/Bank since 1985. Retired.

Douglas C. Filipponi	56	Director and Vice Chairman of the Board of the Company/Bank since 1985. President and General Manager of Filipponi-Thompson Drilling Company, Inc.

John C. Hansen	65

Director of the Company/Bank since July 2007. President and Chief Operating Officer of the Bank since July 2007, prior to that Executive Vice President, Chief Financial Officer and Secretary of the Bank since 2004 and Company since 2006 and various other positions since 1995.

Jean Hawkins	81	Director of the Company/Bank since 1985. Retired.

Paul G. Moerman	61	Director of the Company/Bank since 1985. Real Estate Developer and President of Moerman, Inc. (Contractor).

Larry H. Putnam	62

Director of the Company/Bank since 2002. President, Chief Executive Officer from December 31, 2003 to January 2, 2009 of the Company and Chief Executive Officer of the Bank from July 2007 to January 2, 2009. Prior to that Executive Vice President, Chief Administrative Officer and Secretary of the Company/Bank since 1990 and various other Administrative positions since 1985.

D. Jack Stinchfield	71	Director of the Company/Bank since 1985. General Contractor and real estate broker. Previously in real estate brokerage and lending.

General Information About the Nominees and the Continuing Directors.  All of the nominees are currently directors.  Each has agreed to be named in this proxy statement and to serve if elected.  Each of the nominees and each of the continuing directors was a director and attended at least 75% of the meetings of the Board and committees on which they served in 2008 with the exception of Douglas C. Filipponi who attended 68% of the regularly scheduled loan committee meetings.

Unless stated otherwise, all of the nominees have been continuously employed by their present employers for more than five years.  None of our directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Security Ownership of Certain Beneficial Owners.  As of March 2, 2009, the Company knew of no person who owned more than five percent (5%) of the outstanding shares of its Common Stock except (i) as set forth in “Security Ownership of Management” or (ii) as described below:

Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Trust for the Santa Lucia Bank
Employee Stock Ownership Plan (1)
7480 El Camino Real
Atascadero, California 93422	154,212	8.0%

(1)

The Trust holds the shares of Company’s common stock for the ultimate benefit of Santa Lucia Bank employees who participate in the Bank’s Employee Stock Ownership Plan (“ESOP”). At December 31, 2008, 146,712 shares were held in the Trust. The Trustees of the ESOP are Khatchik H. Achadjian, John C. Hansen and Sharon Satterthwaite, who have shared voting and disposition power over the shares held in the trust.

Security Ownership of Management.  The following table provides information as of March 2, 2009, concerning the equity ownership of the Company’s common stock by its directors/nominees, executive officers, and its directors and executive officers as a group:

Name and Address of Beneficial Ownership (1)	Relationship with Company	Amount and Nature of Beneficial Ownership (2)(3)		Percentage of Class (3)
Khatchik H. Achadjian	Director	18,946	(4)	1.0%

Stanley R. Cherry	Director	111,748	(5)	5.8%

James M. Cowan	Executive Vice President and Chief Financial Officer	21,852	(6)	1.1%

Jerry W. DeCou III	Chairman of the Board	89,260	(7)	4.6%

Douglas C. Filipponi	Vice Chairman of the Board	128,625	(8)	6.7%

John C. Hansen	President, Chief Executive Officer and Director	37,888	(9)	2.0%

Jean Hawkins	Director	110,569	(10)	5.8%

Paul G. Moerman	Director	66,477	(11)	3.5%

Larry H. Putnam	Director	102,162	(12)	5.3%

D. Jack Stinchfield	Director	51,852	(13)	2.7%

All Directors and Executive Officers of the Company as a group (10 persons)		739,379		36.5%

(1)	The address for each person is c/o the Company, 7480 El Camino Real, Atascadero, California 93422.

(2)

Unless otherwise indicated in these notes and subject to applicable community property laws and shared voting and investment power with a spouse, the beneficial owner of these securities has sole voting and investment power for the shares of the Company’s common stock listed.

(3)	Includes shares of Common Stock subject to stock options exercisable within 60 days.

(4)

Includes 8,004 shares in a trust and 942 custodial shares over which Mr. Achadjian has shared voting and disposition power. Does not include shares held in either the ESOP or the 401 (k) for both of which Mr. Achadjian is one of the Trustees over which he disclaims beneficial ownership.

(5)	Includes 74,784 shares in a trust over which Mr. Cherry has shared voting and disposition power and 30,164 shares over which Mr. Cherry has sole voting or investment power.

(6)	Includes 11,620 shares over which Mr. Cowan has sole voting and investment power and 3,232 shares in which Mr. Cowan has shared voting.

(7)	Includes 85,000 shares held in a trust over which Mr. DeCou has shared voting and disposition power.

(8)

Includes 116,425 shares held in trust over which Mr. Filipponi has shared voting and disposition power, 3,305 shares in which Mr. Filipponi has sole voting and 6,895 held for Mr. Filipponi’s benefit by his company’s profit sharing plan.

(9)

Includes 16,388 shares in a trust over which Mr. Hansen has shared voting and disposition power. Does not include shares held in the ESOP Plan of which Mr. Hansen is one of the Trustees, over which Mr. Hansen disclaims beneficial ownership (except for those shares vested in his individual accounts thereunder).

(10)	Includes 100,569 shares in a trust over which Mrs. Hawkins has shared voting and disposition power.

(11)	Includes 56,477 shares in a trust over which Mr. Moerman has shared voting and disposition power.

(12)	Includes 61,552 shares held in a trust over which Mr. Putnam has shared voting and disposition power and 8,610 shares over which Mr. Putnam has either sole voting or investment power.

(13)	Includes 49,852 shares in trusts over which Mr. Stinchfield has shared voting and disposition power.

ABOUT THE BOARD AND ITS COMMITTEES

We have a strong commitment to good corporate governance and to the highest standards of ethical conduct.  Corporate governance continued to receive a heightened degree of focus from our Board of Directors and management during 2008.

The Board.  The Company is governed by a Board of Directors and various committees of the Board that meet throughout the year.  Directors discharge their responsibilities throughout the year at Board and committee meetings and also through telephone contact and other communications with the Chief Executive Officer and others regarding matters of concern and interest to the Company.  During 2008, there were twelve (12) regularly scheduled meetings of the Board of the Bank and two (2) special meetings.  There were 4 regularly scheduled meetings of the Board of the Company and two (2) special meetings in 2008.  During 2008, the following members of the Board, representing 78% of the Board, were “independent” as defined in the NASDAQ listing standards: Messrs. Achadjian, Cherry, DeCou III, Filipponi, Moerman and Stinchfield, and Ms. Hawkins.  During 2008, Messrs. Hansen and Putnam were not “independent.” The Board has a standing audit committee. The Board has a compensation committee that serves in an Advisory capacity to the Board and a corporate governance committee.

Audit Committee.  The following describes the audit committee membership during 2008, the number of meetings held during 2008, its current membership, and its function.

The members of the audit committee during 2008 were Directors Achadjian, Cherry, Filipponi, and Stinchfield.  This audit committee met four (4) times in 2008. All members of the audit committee are “independent,” as defined by the NASDAQ listing standards. The Board has determined it does not have an “audit committee financial expert,” as such term is defined in the rules and regulations under the Securities Act of 1933, serving on its audit committee.  The Board does not have an audit committee financial expert for a variety of reasons, including but not limited to the depth of financial experience of Mr. Cherry who serves on the audit committee and served as Santa Lucia Bank’s President and CEO from 1985 until 2003.

Pursuant to its Charter, a copy of which was attached to the proxy statement for the 2007 annual meeting, the Audit Committee is a standing committee appointed annually by the Board of Directors. The Charter is not available on the Company’s website. The Committee assists the Board of Directors in fulfilling its responsibility to the shareholders and depositors relating to the quality and integrity of our accounting systems and financial-reporting processes, the identification and assessment of business risks and the adequacy of overall control environment within the Company.  In so doing, the audit committee will:

•                  Assist Board oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements;

•                  Hold the sole authority to appoint or replace the independent auditor, and assist the Board in ensuring the independence and qualifications of the Company’s independent auditors;

•                  Review and evaluate examination results from state and federal bank regulatory agencies relating to financial reporting of the Company;

•                  Review and discuss the Company’s annual audited financial statements with management and the Company’s independent auditor; and

•                  Periodically review and discuss with management and the independent auditors the adequacy and effectiveness of the Company’s systems and controls for monitoring and managing legal and regulatory compliance.

During the course of the fiscal year the Committee reviewed its written policy, which was accepted by the Board of Directors without change.

The audit committee reports:

•                  The Committee has overseen the financial reporting process for “the Company” on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Committee reviewed the annual financial statements to be included in the annual report and Form 10KSB, which will be filed with the Securities and Exchange Commission.

•                  In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports.  These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements.  In addition, the Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

•                  The Committee has also met and discussed with the Company management, and its independent and external auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, and the selection of the Company’s independent auditors.

•                  The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

•                  Pursuant to the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on (Form 10-K) for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

/s/ D. Jack Stinchfield	/s/ Khatchik H. Achadjian

/s/ Stanley R. Cherry	/s/ Douglas C. Filipponi

Corporate Governance Committee: The members of the Corporate Governance Committee during 2008 were Directors Cherry, DeCou, Filipponi, Moerman and Putnam. The Corporate Governance Committee met one (1) time in 2008. The Corporate Governance Committee is comprised of employee and non-employee Directors, all of whom, except Mr. Putnam were “independent” as defined by the NASDAQ rules. A copy of the Corporate Governance Charter is not available on the Company’s website.  However, a copy of the charter and our Corporate Governance Guidelines were attached to the proxy statement for the Company’s 2008 annual meeting.

The Corporate Governance Committee will, among other things:

•                  Develop, recommend, and review annually the Board of Directors’ Corporate Governance Guidelines to comply with state and federal laws and regulations.

•                  Lead the search for qualified directors, review qualifications of individuals suggested by shareholders and directors as potential candidates, and identify nominees who are best qualified.  The criteria for selecting nominees for election as directors of the Company shall include, but not limited to, experience, accomplishments, education, skills, and the highest personal and professional integrity;

•                  Recommend to the Board of Directors the nominees to be proposed by the Company for election as directors of the Company at the annual meeting of shareholders, or to fill vacancies on the Board of Directors;

•                  Review the Board of Directors’ committee structure and recommend to the Board for its approval directors to serve as members of each committee. The Committee will review committee composition annually and recommend new committee members, as necessary.

Director Nomination Process: The Corporate Governance Committee is responsible for screening potential Director candidates, recommending qualified candidates to the Board for nomination, and filling vacancies occurring between annual meetings of shareholders. The Committee considers recommendations of potential candidates from current Directors, management and shareholders.

The Corporate Governance Committee will consider shareholder recommendations for candidates for the Board.  Recommendations can be made in accordance with the “Shareholder Communications with the Board of Directors” section of the Corporate Governance Guidelines, which provides that shareholders may submit recommendations in writing to the Corporate Governance Committee at the Company’s headquarters office.  Each recommendation should identify the proposed nominee and any additional information that may useful in evaluating the proposed nominee.  Shareholders are reminded that proposing a nominee in this fashion does not constitute a shareholder nomination of a Board member.  To actually nominate a person for Board membership a shareholder must comply with Article III, Section 3 of the Company’s Bylaws.  The committee’s non-exclusive list of criteria for Board members is set forth in the “Selection of Directors” section of the Company’s Corporate Governance Guidelines, and includes:

•                  Personal qualities and characteristics, accomplishments and reputation in the local business community;

•                  Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•                  Ability and willingness to commit adequate time to Board and committee matters;

•                  The fit of the individual’s skills and personality with those of other Directors and potential Directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•                  Diversity of viewpoints, background and experience.

The Corporate Governance Committee conducts surveys and otherwise seeks out the identity of possible candidates for the Board on an ongoing basis.  The Committee screens all potential candidates in the same manner regardless of the source of the recommendation.  At present, the Corporate Governance Committee does not engage a third part to identify and evaluate potential Director candidates. All of the nominees approved by the Corporate Governance Committee for election at the 2009 Annual Meeting were recommended by management and the Board.

Shareholder Communications with the Board. If a shareholder desires to send a communication directly to the Board, a shareholder may do so by complying with the

“Shareholder Communications with the Board” section of our Corporate Governance Guidelines, or by sending a letter addressed to the Board to the Company’s headquarters at 7480 El Camino Real, Atascadero, California 93422.  Because the Board often receives solicitation materials from vendors, requests for donations, and advertisements, it is the general practice of the Company to have the President or Executive Vice President review all mail addressed to the Board prior to its delivery to the Board Chairman.

Attendance of Board of Directors at Annual Meeting.  We do not have a formal policy regarding director attendance at the annual meeting of shareholders.  However, we strongly recommend that all incumbent Board members, as well as those nominated in the Proxy Statement, attend the annual meeting.  All of our board members attended the annual meeting last year.

COMPENSATION

Compensation.  The following describes the advisory compensation committee during 2008, the number of meetings held during 2008, its current membership, and its function.

The members of the committee during 2008 were Directors DeCou III, Filipponi, Cherry, and Putnam who is a non voting member. The committee did not meet during 2008. Messrs. DeCou III, Filipponi, and Cherry were “independent” as defined in the NASDAQ definition of “independent”, at the fiscal year end December 31, 2008. During 2008, Mr. Putnam was not independent. Because this committee serves in an advisory capacity only and the ultimate decisions on executive compensation are made by the full board, the Company does not have a formal charter for such committee. The advisory compensation committee makes recommendations to the Board, which is responsible for making the final determinations on executive compensation. The Board determined that it is appropriate for the Company not to have a formal compensation committee in light of the Company’s relative size, stability of the Company’s Board, and the historic involvement of the entire Board in the compensation process.

In connection with executive and director compensation the Board:

•                  Establishes proper compensation for the Chief Executive Officer and the other executive officers of the Bank, with Mr. Putnam abstaining from any matter pertaining to his own compensation;

•                  Provides oversight of management’s decisions regarding salary procedure for other senior officers and employees; and

•                  Makes recommendations to management with respect to incentive compensation and equity-based plans.

The Board does not delegate authority for determining executive officer or director compensation, however the Board does take guidance from the Company’s advisory compensation committee, concerning the compensation of the executive officers.

The following table sets forth the aggregate compensation for services in all capacities paid or accrued by the Company to the named executive officers during 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Option Awards ($) (3)	Change in penson value and non- qualified deferred compensation earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Larry H Putnam President	2008	$186,685	$26,811	$17,550	$92,943	$28,322	$352,310
/CEO(6)	2007	$181,685	$43,587	$17,785	$129,433	$28,095	$400,584
John C. Hansen Executive	2008	$158,145	$16,515	$16,618	$113,046	$25,105	$329,428
Vice President /CFO(6)	2007	$149,768	$34,928	$16,799	$94,235	$24,607	$320,336
James M. Cowan Executive	2008	$129,088	$14,442	$15,991	$7,432	$25,058	$192,012
Vice President/CAO	2007	$116,230	$17,500	$12,718	$6,576	$22,920	$175,943

(1)	Amounts shown include gross salary earnings, less individual contributions to the bank’s 125 cafeteria plan.

(2)	Amounts shown as bonus payments were earned in the year indicated but not paid until January of the next fiscal year.

(3)	Amounts shown is the 2007 and 2008 compensation cost of stock options granted 12/10/03, 9/15/06 and 6/21/07.

(4)	The Company’s contribution under Mr. Putnam’s Salary Continuation Agreement was $129,433 and $92,943 for 2007 and 2008 respectively (see salary continuation agreement discussion on page 22).

The Company’s contribution under Mr. Hansen’s Salary Continuation Agreement was $94,235 and $113,046 for 2007 and 2008 respectively (see salary continuation agreement discussion on page 22).

The Company’s contribution under Mr. Cowan’s Salary Continuation Agreement was $6,576 and $7,432 for 2007 and 2008 respectively (see salary continuation agreement discussion on page 22).

(5)                       Larry H. Putnam:  Bank paid portion of insurance premium was $5,520 and $5,520 for 2007 and 2008 respectively.  Car allowance was $6,000 for both years 2007 and 2008.  401k matching by the Bank was $3,768 in 2007 and $3,868 in 2008.  The amount allocated to Mr. Putnam’s ESOP as of January 31, 2009, was $12,807 and $12,934 for 2007 and 2008 respectively.

John C. Hansen:  Bank paid portion of insurance premium was $7,620 and $7,620 for 2007 and 2008 respectively.  Car allowance was $3,600 for both years 2007 and 2008.  401k matching by the Bank was $3,106 and $3,286 in 2007 and 2008 respectively.  The amount allocated to Mr. Hansen’s ESOP as of January 31, 2009 was $10,281 and $10,599 for 2007 and 2008 respectively.

James M. Cowan:  Bank paid portion of insurance premium was $10,620 and $10,620 for 2007 and 2008 respectively.  Car allowance was $3,000 and $3,600 in 2007 and 2008 respectively.  401k matching by the Bank was $2,491 in 2007 and $2,781 in 2008 respectively.  The amount allocated to Mr. Cowan’s ESOP as of January 31, 2009 was $7,409 and $8,057 for 2007 and 2008 respectively.

(6)                       On January 2, 2009 Mr. Putnam retired as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.  Upon Mr. Putnam’s retirement, Mr. Hansen was named President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
		Number of
	Number of	Securities
	Securities	Underlying
	Underlying	Unexercised
	Unexercised	Options	Option
	Options	(#)	Exercise Price
	(#) Exercisable	Unexercisable	($)	Option Expiration
Name	(1)	(2)	(3)	Date
Larry H. Putnam	8,000	0	$8.1875	9/13/2010
President/Chief Executive Officer	20,000	0	$13.3750	12/10/2013
	4,000	6,000	$24.8500	9/15/2016

John C. Hansen	3,500	0	$8.1875	9/13/2010
Executive Vice President/CFO	16,000	0	$13.3750	12/10/2013
	4,000	6,000	$24.8500	9/15/2016

James M. Cowan	4,000	0	$13.3750	12/10/2013
Executive Vice President/Cheif Administrative Officer	2,000	3,000	$24.8500	9/15/2016
	1,000	4,000	$27.0000	6/21/2017

(1)	Represents the vested and unexercised portion of stock options granted 9/13/00, 12/10/03, 9/15/06 and 6/21/07 (adjusted for 4 for 1 stock split 6/30/05).

(2)	Represents the number of unvested shares of stock options granted 12/10/03, 8/16/05, 9/15/06 and 6/21/07 (adjusted for 4 for 1 stock split 6/30/05).

(3)	Represents the market value of the options at their grant date (adjusted for 4 for 1 stock split 6/30/05).

During 2008 no new stock options were granted. There were no nonqualified deferred compensation earnings, in 2008.  The section of the table normally showing this information has been omitted.

Santa Lucia Bancorp Stock Option Plan.  The Company sponsors one compensatory incentive and non-qualified stock option plan which provided certain key employees and the Board of Directors with the option to purchase shares of common stock, and one Equity Based Compensation Plan which provides certain key employees and the Board of Directors with awards of options, stock appreciation rights, restricted stock awards, restricted share units, and performance share awards, or any combination thereof.  In 1999, the Bank adopted a stock option plan (the 2000 plan) under which up to 360,000 shares of the Bank’s common stock could be issued to directors, officers, and key employees.  As of the adoption of the new equity compensation plan in 2006, no further grants may be made under the 2000 plan.  In 2006, the Company adopted the 2006 Equity Based Compensation Plan (the Plan), under which the maximum number of shares of common stock that may be awarded shall not exceed 200,000 shares, including 38,200 shares rolled over from the Company’s 2000 Stock Option Plan to date, only options have been granted from the plan.

Option prices may not be less than 100% of the fair market value of the stock at the date of grant.  Options became exercisable at the rate of 20% per year beginning at various dates and expire not more than ten years from the date of grant.  Both Plans permit payment for the exercise of options in cash or by means of a cashless exercise, whereby the optionee’s consideration for the exercise of the stock options may be other shares of the Company’s Common Stock owned by the Optionee.    During 2008 the Company granted 11,000 shares under the Plan.

In the case of termination of employment or status as a director, no additional options become exercisable, and exercise rights cease in three (3) months unless employment or status as a director is terminated because of death or disability, in which case the option may be exercised for not more than one year following termination. In case of termination of employment for cause, or cessation of status as a director as a result of being removed from office by a bank regulatory authority or by judicial process, exercise rights cease immediately.  The Company recognized stock-based compensation costs of $148,534 resulting in $41,700 of related tax benefits in 2008.

As of March 2, 2009, there were options outstanding under both plans for 228,560 shares of the Company’s common stock.

401 (k) Plan.  The Santa Lucia Bank Profit Sharing / 401(k) Plan (the “401(k) Plan”) was established, and all assets of the former profit sharing plan were transferred to it, effective July 1, 2001. The Bank administers the 401(k) Plan, and its trustees are Khatchik H. Achadjian, John C. Hansen and Sharon Satterthwaite.

Employees are eligible to participate in the 401(k) Plan if they are over 18 years of age and have competed at least six months of service with the Bank, provided they are not covered by any collective bargaining agreement. Eligible employees are allowed to contribute pre-tax compensation to the 401 (k) Plan each years, to a maximum established by law and by the terms of the Plan.  In its discretion the Bank may also contribute additional amounts. During the year ended December 31, 2008, the Bank made an approximate $58,000 contribution to the 401(k) Plan. The remainder of the contributions by the Bank during the year ended December 31, 2008 was made to the Bank’s Employee Stock Ownership Plan, discussed below.

Santa Lucia Bank Employee Stock Ownership Plan.  Effective as of January 1, 1994, the Bank adopted the Santa Lucia Bank Employee Stock Ownership Plan (“ESOP”). The ESOP is considered by the Board of Directors to be a means of recognizing the contributions made to the Bank’s successful operation by its employees and to encourage stock ownership by its employees. The Trustees under the ESOP are Khatchik H. Achadjian, John C. Hansen and Sharon Satterthwaite. During 2008, the Bank made a contribution of approximately $202,000 to the ESOP.

All employees of the Bank who are at least 18 years old, have been credited with 1 year service, and have 1,000 hours by the end of their first twelve consecutive months of employment are eligible to participate.  A part of the Bank’s contribution is allocated to the account of each employee who was eligible that year. An employee is fully vested in the ESOP if they retire at age 65, they die while employed by the Bank, they become disabled while employed by the Bank or they attain age 55 and have participated in the ESOP for 10 years. An employee who does not meet these criteria may become partially vested.

Salary Continuation Agreements.  The Bank has entered into Salary Continuation Agreements, a non-qualified retirement plan, with each of its current executive officers, Larry H. Putnam, John C. Hansen and James M. Cowan, which were amended effective December 17, 2008 (“Agreements”). All such changes were made in the effort to bring such benefits into compliance with Internal Revenue Code section 409A.

The Bank has chosen to fund these Agreements with the purchase of bank owned life insurance (“BOLI”) policies on the lives of each of the foregoing officers. In addition to paying a death benefit in the event of a death of one of the executive officers, the BOLI policies also generate income, which helps to offset the annual expense accrual incurred by the Bank each year because of the Agreements. In 2008, the aggregate accrued expense recognized by the Bank because of the Agreements for the Messrs. Putnam, Hansen and Cowan was $213,421 and the aggregate income earned from their BOLI policies was $95,928.

Upon their respective retirements, provided Messrs. Putnam, Hansen, and Cowan’s continuous employment with the Bank until age 65, the Agreements provide payments to Mr. Putnam of $56,000 per year, and to Mr. Hansen $30,001 if he retires at age 65 or $75,000 each year for life if he retires at the age of 70, and to Mr. Cowan of $25,000 per year, starting at age 65 and continuing for the remainder of their lives.  However, the Agreements also provide in the event of a participant’s death prior to age 65, his beneficiary will be entitled to the retirement benefit starting at age 65 or the month after the participant’s death, whichever is later, and continuing for the beneficiary’s life. These amounts are to be increased each year prior to retirement by the greater of five percent or the increase in the Consumer Price Index. In the event of retirement at age 62, the participants would be entitled to a reduced retirement benefit. The participants are also entitled to lesser payments in the event of a change of control of the Bank, disability or separation from their employment. The Bank has purchased life insurance policies on the life of each participant to provide funds to the Bank to meet its obligations under the Agreements. The participants are unsecured general creditors of the Bank with regard to payments to be made pursuant to the Agreements.

Employment Agreements.  In 1994, the Company entered into employment agreements with Larry H. Putnam, its then Executive Vice President and Chief Administrative Officer, and now President and Chief Executive Officer.

The employment agreements with the named executive officers provide for the base salary, bonus, and other compensation disclosed in the Summary Compensation Table, above, plus the executive’s participation in the other generally available employee benefits offered by the Bank.  In addition, the employment agreements provide certain benefits in the event of a change in control of the Bank or Company.  In general, Mr. Putnam’s agreement provides that after a “Change in Control” (as defined in the agreements), and his termination without cause or “resignation with good reason” within 24 months of the announcement of or 18 months of the consummation of the Change in Control, he will be entitled to a lump sum payment equal to 12 months of compensation at his respective base salary rate then in effect plus continued participation in his employee benefits for said 12-month period. Effective August 1, 1998, the Bank revised the Agreement with Mr. Putnam with the benefits provided thereunder remaining substantially the same as the prior agreements. In addition, the Company entered into such an agreement with John C. Hansen, then Senior Vice President and Chief Financial Officer, now Executive Vice President and Chief Financial Officer, on substantially similar terms as Mr. Putnam’s agreement.  On November 11, 2004, the Company entered into such an agreement with James M. Cowan, then Senior Vice President and Branch Administrator, now Executive Vice President and Chief Credit Officer, on substantially similar terms as Mr. Putnam’s agreement, excepting that he would be entitled to a lump sum payment equal to 6 months of compensation at his respective base salary rate then in effect plus continued participation in his employee benefits for said 6 month period.  Effective December 15, 2006 all three employment agreements were amended, such that, Messrs. Putnam’s and Hansen’s would be a lump sum payment equal to 24 months of compensation, and Messrs. Cowan’s benefit would be for a lump sum payment equal to12 months of compensation.

Emergency Economic Stabilization Act of 2008

On December 19, 2008, the Company sold a series of its preferred stock and common stock purchase warrants to the U.S. Department of Treasury under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) created under the Emergency Economic Stabilization Act of 2008 (“EESA”). As a result of this transaction, the Company became subject to certain executive compensation requirements under TARP CPP, the EESA, and Treasury Department regulations. Those requirements apply to the Company’s named executive officers as well as other senior executive officers of the Company (collective, the “SEOs”). Those requirements are:

•                  A prohibition on providing incentive compensation arrangements that encourage SEOs to take unnecessary and excessive risks;

•                  The Committee must review SEO incentive compensation arrangements with senior risk officers to ensure that SEOs are not encouraged to take such risks and must meet annually with senior risk officers to discuss and review the relationship between risk management policies and practices and the SEO incentive compensation arrangements;

•                  Recovery of any bonus or incentive compensation paid to an SEO where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate;

•                  Limits on the amounts that can be paid under change in control and similar agreements which provide payments upon separation of service; and

•                  Limits on the Company’s tax deduction for compensation paid to any SEO of $500,000 annually

American Reinvestment and Recovery Act of 2009

On February 17, 2009, the President of the United States signed into law the American Reinvestment and Recovery Act of 2009 (“ARRA”). ARRA contains expansive new restrictions on executive compensation for participants in the CPP. The ARRA amends the executive compensation and corporate governance provisions of EESA.

Key features of the ARRA are:

•                  A prohibition of the payment of any “bonus, retention award, or incentive compensation” to Named Executive Officers and the next 20 most highly-compensated employees for as long as any CPP related obligations are outstanding. The prohibition does not apply to certain bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009;

•                  “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CPP obligations have been satisfied, and any other conditions which the Treasury may specify have been met;

•                  Prohibition on any payment to any SEO or any of the next five most highly-compensated employees upon termination of employment for any reason for as long as any CPP obligations remain outstanding;

•                  Recovery of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria that is paid to the next 20 most highly compensated employees in addition to the SEO’s;

•                  Prohibition on compensation plans that “encourage” earnings manipulation;

•                  A requirement that the CEO and CFO provide a written certification of compliance with the executive compensation restrictions in ARRA in the Company’s annual filings with the SEC;

•                  Implementation of a company-wide policy regarding excessive or luxury expenditures; and

•                  The U.S. Department of the Treasury has the right to review bonuses, retention awards, and other compensation paid to the SEO’s and the next 20 most highly-compensated employees of each company receiving CPP assistance before ARRA was enacted, and to “seek to negotiate” with the CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with the CPP or otherwise in conflict with the public interest

ARRA requires both the Treasury Department and the Securities and Exchange Commission to issue rules to implement these new executive compensation restrictions. As a result, until Treasury and the SEC publish their new rules, many aspects of the above restrictions and the specific impact they may have on our compensation practices will not be clear.

After the Treasury and the SEC publish these rules, the Committee will consider these new limits on executive compensation and determine how they impact the Company’s executive compensation program.

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and any person who owns more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and holders of ten-percent or more of the Company’s common stock are required by SEC regulations to furnish the SEC with copies of all Section 16(a) forms they file. To the best knowledge of the Company, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2008, there are no holders of ten percent or more of the Company’s Common Stock and all Section 16(a) filing requirements applicable to its executive officers and directors appear to have been met.

Director Compensation

	Gross Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total
Name	(1)	(2)	(3)	($)
K. Achadjian	$24,000	$6,444	$68	$30,512
S. Cherry	$24,750	$8,309	$10,417	$43,476
J. DeCou	$27,750	$6,444	$6,353	$40,547
D. Filipponi	$26,100	$6,444	$4,530	$37,074
J. Hawkins	$27,375	$6,444	$(122)	$33,697
P. Moerman	$24,000	$6,444	$9,975	$40,419
D. J. Stinchfield	$24,000	$6,444	$11,314	$41,759
				$—
				$—
	$177,975	$46,975	$42,534	$267,484

(1)

Fees paid to each Director for Board and Committee meetings throughout the year.

(2)

Amounts shown is the 2008 compensation cost of stock options granted 9/15/06. The amount for Director Cherry also includes the 2008 compensation cost of stock options granted 12/10/03 when he was President and Chief Executive Officer of the Bank.

Each Director set forth above was granted a 5,000 share stock option in 2006 at then fair market value of $24.85 per share. The total number of shares outstanding as of 12/31/08 for each Director is; Achadjian (13,000), Cherry (9,800), DeCou (7,260), Filipponi (5,000), Hawkins (13,000), Moerman (13,000), and Stinchfield (5,000).

There were no stock awards granted or outstanding and there were no nonqualified deferred compensation earnings in 2008. The section of the chart normally containing this information has been omitted.

(3)

Amounts shown include the Bank paid portion of the Director’s insurance premium, and the amount paid toward the Director’s retirement plan (if any). The amount shown for Director Cherry includes his salary continuation plan payments.

Compensation of Directors.  During 2008, the non-employee directors were paid a fee of $2,000 per month for attending all board and committee meetings of which amount $300 is deferred pursuant to the terms of the Deferred Fee Agreement described below for those participating in this plan. Director Cherry does not participate in the Deferred Fee Plan.  During 2007 directors no longer receive health insurance coverage on the same basis as employees. During 2008 the bank helped to defer the cost of insurance for directors by paying $2,036 for Stanley R. Cherry, $6,353 for Jerry W. DeCou, $4,462 for Douglas C. Filipponi, $3,158 for Jean Hawkins, $9,542 for Paul G. Moerman and $8,133 for D. Jack Stinchfield. In addition they participate in a Director Retirement Plan and in the Company’s Stock Option Plan, all as described below.  The total amount of fees paid to directors for attendance at Board and Committee meeting during 2008 was $ 177,975 of which $21,600 was deferred.

Director Retirement Plan.  All of the non-employee directors of the Bank except Stanley R. Cherry are participants in the Bank’s Director Retirement Plan (“Director’s Plan”), which was entered into on February 1, 1997. In order to receive benefits under the Director’s Plan, a non-qualified plan, a participant must have completed ten years of service as a director of the Bank and is entitled to the full benefit of the plan upon retirement at age 75 or a lesser benefit at age 65 based upon the number of years of service. The participants are also entitled to lesser benefits in the event of leaving the Bank’s Board of Directors before attaining age 65 and ten years of service, disability or a change of control of the Bank. The directors are deferring a portion of their fees towards this arrangement.

The Bank has purchased life insurance policies on the life of each participant to provide funds to the Bank to meet its obligations under the Agreements. The participants are unsecured general creditors of the Bank with regard to payments to be made pursuant to the Director’s Plan.

Deferred Fee Agreement.  All of the non-employee directors of the Bank, except for Mr. Cherry, are participants in the Bank’s Deferred Fee Agreement (“Deferral Agreement”), which was entered into on February 1, 1997. The Deferral Agreement is a non-qualified plan. Under the Deferral Agreement a participant elects to defer a portion of their director’s fees, which amount may be changed once each year in advance. Each participating director is required to defer at least $3,600 per year. A deferral account is established for each participant and the monies in the deferral account accrue interest at an annual rate equal to the prime rate as reported in The Wall Street Journal on the anniversary date of the Deferral Agreement.

Upon termination of the participant’s service as a director (“Normal Termination”) of the Bank, disability, or a change of control of the Bank, they are entitled to the amount in their deferral account to be paid over ten years. In the event of a participant’s death while still a director of the Bank, the benefit payable to their beneficiary will be the greater of the benefit upon Normal Termination or a benefit determined as if the director had deferred $3,600 annually until age 75.

The Bank has purchased life insurance policies on the life of each participant to provide funds to the Bank to meet its obligations under the Deferral Agreements. The participants are unsecured general creditors of the Bank with regard to payments to be made pursuant to the Directors Plan.

Transactions with Related Persons.  There have been no transactions, or series of similar transactions, during 2008, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average total assets at year-end for the last three completed fiscal years, and in which any director (or nominee for director) of the Company, executive officer of the Company, any shareholder owning of record or beneficially 5% or more of Company Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management.  Some of the current directors and executive officers of the Company and the companies with which they are associated have been customers of, and have had banking transactions with the Company, in the ordinary course of the Company’s business.  The Company expects to continue to have such banking transactions in the future.  All loans and commitments to lend included in such transactions have been made, (i) in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loan with persons not related to the Company, and (iii) in the opinion of management of the Company, did not involve more than the normal risk of collectibility or present any other unfavorable features.

PROPOSAL 2

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal

On December 19, 2008, the Company completed a transaction with the United States Treasury Department under the CPP (“CPP Transaction”).  In the CPP Transaction the Company sold 4,000 shares of its Series A Cumulative Perpetual Preferred Stock to Treasury, which bears an initial dividend rate of 5% increasing to 9% after five years.  In addition, Treasury received a warrant for the purchase of 36,360 shares of the Company’s common stock.  One of the conditions of the CPP Transaction was that the Company comply with certain limits on its compensation of executives.

The original limitations were amended by ARRA.  Included among the new limitations was a requirement that the Company submit for approval by the shareholders the executive compensation disclosed in the proxy statement for any annual meeting of shareholders.  By this Proposal 2 the Company provides such opportunity for shareholders to make a non-binding vote on its executive compensation as disclosed in this proxy statement under the discussion titled, “Compensation.”

By the terms of the ARRA this vote by shareholders is (1) not binding on the board of directors of the Company, (2) is not to be construed as overruling a decision by the board of directors, and (3) does not create or imply any additional fiduciary duty by the board of directors.

Executive Compensation

The Company believes that its compensation policies and procedures, which are reviewed and recommended by the Compensation Committee and approved by the Board of Directors, encourage a culture of pay for performance and are strongly aligned with the long- term interests of shareholders. Like most companies in the financial services sector, the recent and ongoing financial downturn had a significant negative impact on the Company’s 2008 results of operations and on the price of the Company’s Common Stock. Consistent with the objective of aligning the compensation of the Company’s executive officers with the annual and long-term performance of the Company and the interests of the Company’s shareholders, these factors were also reflected in the compensation of the Company’s named executive officers for 2008.

One of the main objectives of the Company’s executive compensation program is to align a significant portion of each executive officer’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders. The Company’s annual executive bonus plan, which plays a key role in fulfilling this objective, is designed specifically to establish a direct correlation between the annual incentives awarded to the participants and the financial performance of the Company. As a result, because the Company’s performance was below the targeted threshold level under the plan, the named executive officers received reduced annual incentive payments or bonuses with respect to 2008.

The board of directors and management believe that the compensation paid to the named executive officers as disclosed in this proxy statement is reasonable and competitive.  The board uses various methods and analyses in setting the compensation for the named executive officers, including but not limited to reliance on compensation surveys of peer financial institutions, review of publicly available information on the compensation practices of other institutions in our market, and reliance on compensation consultants for certain executive benefits. For example, the Company’s practices in setting cash bonus incentive compensation to our named executive officers have been based on a bonus plan and formula that uses a return on assets measure judged against our designated peer group.

The board of directors and the compensation committee currently are reviewing all compensatory arrangements to ensure they comply with the executive compensation limits applicable to the CPP.  The Treasury Secretary has yet to publish implementing guidelines or regulations under the newly enacted compensation limits in ARRA.  The Company is monitoring this matter, and will implement the limits in conformance with published guidelines.  Any required amendments to our compensation arrangements will be made in compliance with applicable deadlines.  Finally, the Company is taking reasonable steps to operate such arrangements in compliance with the limits under the CPP based on the statutory language contained in ARRA.

The board of directors strives hard to pay fair compensation to its named executive officers, and all employees, and believes its compensation practices are reasonable.

As required by ARRA and the guidance provided by the SEC, the Board of Directors has authorized a non-binding shareholder vote on the Company’s executive compensation plans, programs and arrangements as reflected in the disclosures regarding named executive officer compensation provided in the various tables, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement in the discussion titled “Compensation.”  We are asking our shareholders to approve the following resolution:

“Resolved, that the shareholders of Santa Lucia Bancorp approve the compensation of its named executive officers as disclosed in the proxy statement for the 2009 Annual Meeting of Shareholders.”

Vote Required; Effect

Approval of the Company’s executive compensation would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation as disclosed in this proxy statement is approved. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS APPROVE THE EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Vavrinek, Trine, Day & Co., LLP (“Vavrinek”), independent certified public accountants, performed the audit of our consolidated financial statements for the year ended December 31, 2008. A representative of Vavrinek should be present at the Annual Meeting, and will have the opportunity to make a statement if desired. Vavrinek’s representative also will be able to respond to appropriate questions.

Fees Paid to the Independent Auditors.  During the fiscal year ended December 31, 2008, fees paid to our independent auditor, Vavrinek, consisted of the following:

Audit Fees.  Aggregate audit fees billed to the Bank by Vavrinek during the 2007 and 2008 fiscal years for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-QSB totaled $49,000 and $60,000, respectively.

Audit-Related Fees.  There were audit-related fees of $6,000 and $6,000 billed to the Bank by Vavrinek during the 2007 and 2008 fiscal years, respectively.

Tax Fees.  The aggregate fees billed to the Bank by Vavrinek during the 2007 or 2008 fiscal years for tax compliance, tax advice, or tax planning totaled $8,000 and $5,000, respectively.  Such fees related to Vavrinek’s preparation of the Bank’s Federal and State tax returns and calculation of related estimated tax payments.

All Other Fees.  Vavrinek billed the Company $0.00 in 2007 and $0.00 in 2008 for preparation of the tax opinion regarding formation of the Company.

For the fiscal year 2008 the Board considered and deemed the services provided by Vavrinek compatible with maintaining the principle accountant’s independence.  The Charter for the Audit Committee of the Board contains policies and procedures for pre-approval of audit and non-audit services from the Bank’s independent public accountant.  A copy of that Charter was attached to the Proxy Statement for the 2008 annual meeting.  The Audit Committee approved all services described above in the discussion of fees paid to Vavrinek.

Less than half the total hours expended on Vavrinek’s engagement to audit our financial statements for the 2008 fiscal year were attributed to work performed by persons other than Vavrinek’s full-time permanent employees.

ANNUAL REPORT

The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2008 is included in this mailing to shareholders.

FORM 10-KSB

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO JOHN C. HANSEN, SECRETARY, SANTA LUCIA BANCORP, 7480 EL CAMINO REAL, ATASCADERO, CALIFORNIA, 93422.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Proxy Statement Proposals.  Under the rules of the SEC, proposals that shareholders seek to have included in the proxy statement for our next annual meeting of shareholders must be received by the Secretary of the Company not later than November 17, 2009.

OTHER BUSINESS

The Board of Directors knows of no other matters that will be brought before the meeting, but if such matters are properly presented to the meeting, proxies solicited hereby will be voted in accordance with the discretion of the persons holding such proxies.  All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

ADDITIONAL INFORMATION

Under the Securities Exchange Act of 1934 Sections 13 and 15(d), periodic and current reports must be filed with the SEC.  The Company electronically files the following reports with the SEC.  Form 10-K (Annual Report), Form 8-K (Report of Unscheduled Material Events), and Form DEF 14A (Proxy Statement).  It may file additional forms.  The SEC maintains an Internet site, www.sec.gov, in which all forms filed electronically may be accessed.  Additionally, a link to all forms filed with the SEC and additional stockholder information is available free of charge on our website: www.santaluciabank.com.  The Company posts these reports to its website as soon as reasonably practicable after filing them with the SEC.  None of the information on the hyperlinked from the Company’s website is incorporated into this proxy statement.

James M. Cowan

Secretary

REVOCABLE PROXY – SANTA LUCIA BANCORP

ANNUAL MEETING OF SHAREHOLDERS – April 15, 2009

The undersigned shareholder(s) of Santa Lucia Bancorp (the “Company”) hereby appoints, constitutes and nominates Khatchik H. Achadjian, Douglas C. Filipponi and D. Jack Stinchfield, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Carlton Hotel, 6005 El Camino Real, Atascadero, California on Wednesday, April 15, 2009, at 5:30 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.             Election of Directors.  To elect the following nine (9) persons to the Board of Directors of the Company to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Khatchik H. Achadjian	Stanley R. Cherry
Jerry W. DeCou III	Douglas C. Filipponi
John C. Hansen	Jean Hawkins
Paul G. Moerman	Larry H. Putnam
D. Jack Stinchfield

☐ FOR all nominees listed above	☐ WITHHOLD AUTHORITY to vote
(except as marked to the contrary)	for all nominees listed above

A shareholder may withhold authority to vote for any nominee by lining through or otherwise striking out the name of such nominee.

2.             Non-Binding Vote on Approval of Executive Compensation. To adopt the following non-binding resolution regarding the executive compensation disclosed in the proxy statement for the 2009 Annual Meeting of Shareholders, dated March 20, 2009:

“Resolved, that the shareholders of Santa Lucia Bancorp approve the compensation of its named executive officers as disclosed in the proxy statement for the 2009 Annual Meeting of Shareholders.”

3. To transact such other business as may properly come before the meeting.

Continued on back

{REVERSE SIDE}

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

I/WE do ☐ or:	I/WE do not ☐ expect to attend this meeting.

The Board of Directors recommends a vote FOR the foregoing proposals.  If any other business is presented at the Annual Meeting, this proxy shall be voted in accordance with the discretion of the proxy holders.  This proxy also vests discretionary authority to cumulate votes. If a shareholder signs and returns this proxy card, but does not indicate thereon the manner in which he or she wishes his or her shares to be voted with respect to the proposal described above, then this proxy will be voted FOR the proposal. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

Signature

Signature

Date:

Please date and sign exactly as your name(s) appear to the left. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.